UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 16, 2014

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Elkhoury commenced his employment with TETRA Technologies, Inc. (the “Company”) on June 16, 2014. Effective as of that date, Mr. Elkhoury was appointed by the Board of Directors of the Company to the positions of Senior Vice President and Chief Operating Officer. In connection with Mr. Elkhoury’s appointment, on June 4, 2014, the Board of Directors authorized the grant to Mr. Elkhoury of an employment inducement award of 232,302 shares of restricted stock, to be effective upon the date Mr. Elkhoury commenced employment with the Company. On June 16, 2014, the Company and Mr. Elkhoury executed an Employee Restricted Stock Award Agreement evidencing such inducement award. Unless Mr. Elkhoury terminates his employment with TETRA or is terminated by TETRA for cause, 35,111 shares of the restricted stock will vest on the date that is six months following the grant date of the award, 79,381 shares of the restricted stock will vest on the one-year anniversary of the grant date of the award, 44,602 shares of the restricted stock will vest on the second anniversary of the grant date of the award, an additional 55,685 shares of the restricted stock will vest on the third anniversary of the grant date, and the remaining 17,523 shares will vest on the fourth anniversary of the grant date of the award. The foregoing description of the inducement award granted to Mr. Elkhoury is not complete and is qualified by reference to the full text of the Employee Restricted Stock Award Agreement dated June 16, 2014, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employee Restricted Stock Award Agreement dated June 16, 2014 by and between TETRA Technologies, Inc. and Joseph Elkhoury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: June 16, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employee Restricted Stock Award Agreement dated June 16, 2014 by and between TETRA Technologies, Inc. and Joseph Elkhoury

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